UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): 10/4/2005

STAR SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15234	52-1402131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 LIBERTY WAY

CHESTER, VIRGINIA 23836

(Address of principal executive offices, including zip code)

(804) 530-0535

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01

Item 5.02.

On October 11, 2005, Star Scientific, Inc. (the “Company”) announced that it elected two new members to the Company’s board of directors: Marc D. Oken and David C. Vorhoff. The biographical information for these two directors are included in the press release, attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with recent changes in the company’s board composition, on October 4, 2005 Star was notified by a letter from NASDAQ, attached hereto as Exhibit 99.2, regarding its recent rule that public company boards be comprised of a majority of independent directors. (The exchange adopted this requirement in November 2003, and it became effective after companies’ first annual meetings after January 15, 2004.) As noted in the attached press release, the Company has advised NASDAQ in response to their letter that Mr. Vorhoff will be considered “independent” for purposes of NASDAQ Marketplace Rule 4200(a)(15) after January 1, 2006 and the board again will consist of a majority of independent directors.

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Item 9.01.    Financial Statements and Exhibits

(a)	Financial Statements.

None.

(b)	Pro Forma Financial Information

None.

(c)	Exhibits:

99.1	Company’s Press Release dated October 11, 2005

99.2	Letter from NASDAQ dated October 4, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.
Date: October 11, 2005	BY:	/s/ Paul L. Perito
Paul L. Perito Chairman of the Board, President and Chief Operating Officer

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